UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2008

 ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2007, our Board of Directors appointed Joseph Trepanier our Interim Chief Financial Officer and Secretary and of our subsidiary, etrials, Inc.  Mr. Trepanier was and continues to hold the positions Corporate Controller and Vice President of Finance.  Mr. Trepanier replaces James W. Clark, Jr., who resigned effective May 31, 2008.  Mr.  Clark had been our  Chief Financial Officer Treasurer and Secretary of our subsidiary etrials, Inc.  Mr. Trepanier will hold these new positions while we conduct  a search for a new Chief Financial Officer.

Mr. Trepanier, 39 years old, has served as vice president of finance and corporate controller since March 2008.  From July 2007 until March 2008, Mr. Trepanier served as chief operating officer of Smart Online,Inc.  From February 2004 until June 2007, he was the chief financial officer of DataFlux Corporation.  From January 2003 until February 2004, he was director of finance of Hill-Rom Corporation.  Mr. Trepanier is a licensed CPA in North Carolina and holds a BS in accounting from West Virginia University, a BS in business from the University of New Hampshire, and an MBA from Southern New Hampshire University.

 A copy of the press release dated June 2, 2008 is set forth as Exhibit 99.1 to this Report and is incorporated by reference herein.

We plan to utilize Mr. Clark on an as needed basis as a consultant to facilitate transition of CFO responsibilities.  Mr. Clark’s employment agreement, which includes severance, is summarized in Item 10. “Executive Compensation” of our Form 10-KSB filed March 10, 2008 and our Definitive Proxy Statement filed on April 28, 2008, which is incorporated by reference herein. Mr. Clark’s Employment Agreement is filed as Exhibit 10.6 to our Current Report on Form 8-K filed August 25, 2005, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

Exhibit 99.1                                Press Release dated June 2, 2008 regarding change of Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2008	etrials Worldwide, Inc.

By: /s/ Eugene Jennings
Name: Eugene Jennings
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 2, 2008 regarding change of Chief Financial Officer.